UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2010
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2010, Cinedigm Digital Cinema Corp. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Christopher J. McGurk (“McGurk”) pursuant to which the Company agreed to sell to McGurk 136,055 shares (the “Shares”) of Class A Common Stock, par value $.001 per share (the “Common Stock”), for an aggregate purchase price of  $200,000, priced at  $1.47 per share, the last reported consolidated closing bid price of the Common Stock on the Nasdaq Global Market (“Nasdaq”) immediately prior to the purchase.  The proceeds of the sale of the Shares will be used for working capital and general corporate purposes.

Concurrently with the Stock Purchase Agreement, the Company and McGurk entered into an employment agreement pursuant to which McGurk will become the Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company on January 3, 2011, as described more fully in Item 5.02 below.

On January 3, 2011, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities.

On December 27, 2010, the Company issued the 136,055 shares of Common Stock to McGurk for the aggregate purchase price of $200,000, as more fully described in Item 1.01 above, which is incorporated by reference herein.  Such shares were issued in reliance upon applicable exemptions from registration under Section 4(2) and Regulation D of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(c)           On December 23, 2010, the Company entered into an employment agreement with McGurk (the “Employment Agreement”), pursuant to which McGurk will serve as the Chief Executive Officer of the Company.  The term of the Employment Agreement will commence on January 3, 2011 and will end on March 31, 2014.  Pursuant to the Employment Agreement, McGurk will receive an annual base salary of $600,000. In addition, McGurk will be entitled to receive a bonus of $112,500, payable in shares of Common Stock, on March 31, 2011, and will be eligible for bonuses for each of the fiscal years ending March 31, 2012 through March 31, 2014, with the target bonus for such years of  $450,000, which bonuses shall be based on Company performance with goals to be established annually by the Compensation Committee of the Company’s Board of Directors (the “Committee”).

Also pursuant to the Employment Agreement, McGurk received an inducement grant of non-statutory options to purchase 4,500,000 shares of Common Stock (the “Options”).  The Options are grouped in three tranches, consisting of Options for 1,500,000 shares having an exercise price of $1.50 per share, Options for 2,500,000 shares having an exercise price of $3.00 per share and Options for 500,000 shares having an exercise price of $5.00 per share.  One-third of the Options in each tranche vest on January 3 of each of 2012, 2013 and 2014 and all of the Options have a term of ten (10) years. The stock option was granted as an inducement material to McGurk's entering into employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). The terms of the Options are set forth in a stock option agreement between the Company and McGurk dated December 23, 2010 (the “Stock Option Agreement”).

The Employment Agreement further provides that McGurk is entitled to participate in all benefit plans provided to senior executives of the Company.  If the Company terminates McGurk’s employment without cause or he resigns with good reason, the Employment Agreement provides that he is entitled to receive his base salary through March 31, 2014 as well as bonus earned and approved by the Committee, reimbursement of expenses incurred and benefits accrued prior to the termination date.  If such termination or resignation occurs within two years after a change in control, then in lieu of receiving his base salary through March 31, 2014, McGurk would be entitled to receive a lump sum payment equal to the sum of his then Base Salary and Target Bonus amount,  multiplied by the greater of (i) two, or (ii) a fraction, the numerator of which is the number of months remaining in the Term, and the denominator of which is twelve.  Upon a change in control, any unvested Options shall immediately vest provided the Employee is an employee of the Company on such date.

The foregoing description of the Employment Agreement and the Stock Option Agreement are qualified in their entirety by reference to such agreements, which are filed herewith as Exhibits 10.2 and 10.3.

McGurk, 53, was the founder and CEO of Overture Films from 2006 until 2010 and was also CEO of Anchor Bay Entertainment, which distributed Overture Films’ product to the home entertainment industry. From 1999 to 2005, McGurk was Vice Chairman of the Board and Chief Operating Officer of Metro-Goldwyn-Mayer Inc. (“MGM”), acting as the company’s lead operating executive until MGM was sold for approximately $5 billion to a consortium of investors.  McGurk joined MGM from Universal Pictures, where he served in various executive capacities, including President and Chief Operating Officer, from 1996 to 1999.  From 1988 to 1996, McGurk served in several senior executive roles at The Walt Disney Studios, including Studios CFO and President of The Walt Disney Motion Picture Group. McGurk currently serves as a director of BRE Properties, Inc. and has previously served on the boards of DivX Inc., DIC Entertainment, Pricegrabber.com, LLC and MGM Studios, Inc.

McGurk’s experience in the film industry is very valuable to the Company in its role in providing services, expertise, technology and content critical to transforming movie theatres into digital and networked entertainment centers. Specifically, his knowledge and understanding of the industry, and his contacts within the industry, will be especially significant to the Company.  McGurk currently serves as a director of BRE Properties, Inc. and Activate Media Group and during the past five years, McGurk has served on the boards of DivX Inc., DIC Entertainment and MGM Studios, Inc.

On December 27, 2010, the Company entered into the Stock Purchase Agreement with McGurk pursuant to which the Company sold to McGurk 136,055 shares of Common Stock for an aggregate price of $200,000, as more fully described in Item 1.01 above, which is incorporated by reference herein.

(d)           Pursuant to the terms of the Employment Agreement, the Company has, effective January 3, 2011, increased the number of directors on its Board of Directors from ten (10) to eleven (11) and has appointed McGurk to fill the resulting vacancy.

On January 3, 2011, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2010, the Board of Directors approved an amendment to the Company’s by-laws (the “By-laws”), effective January 3, 2011, to increase the permitted size of the Board of Directors from no less than two (2) to no more than ten (10) members to from no less than two (2) to no more than eleven (11) members. Such amendment to the By-laws is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment No. 1 to By-Laws of Cinedigm Digital Cinema Corp.
10.1	Stock Purchase Agreement between Cinedigm Digital Cinema Corp. and Christopher J. McGurk dated December 27, 2010.
10.2	Employment Agreement between Cinedigm Digital Cinema Corp. and Christopher J. McGurk dated as of December 23, 2010.
10.3	Stock Option Agreement between Cinedigm Digital Cinema Corp. and Christopher J. McGurk dated as of December 23, 2010.
99.1	Press release dated January 3, 2011.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of January 3, 2011

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	SVP - Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to By-Laws of Cinedigm Digital Cinema Corp.
10.1	Stock Purchase Agreement between Cinedigm Digital Cinema Corp. and Christopher J. McGurk dated December 27, 2010.
10.2	Employment Agreement between Cinedigm Digital Cinema Corp. and Christopher J. McGurk dated as of December 23, 2010.
10.3	Stock Option Agreement between Cinedigm Digital Cinema Corp. and Christopher J. McGurk dated as of December 23, 2010.
99.1	Press release dated January 3, 2011.